Exhibit 99.1


                                             Contact Information:  Stacey Yonkus
                                                               Asbury Automotive
                                                                    203356-4424
                                                         INVESTOR@ASBURYAUTO.COM
                                                         -----------------------




                    ASBURY AUTOMOTIVE GROUP REPORTS RECORD
                        THIRD QUARTER FINANCIAL RESULTS


STAMFORD, Conn. - October 30, 2002 - Asbury Automotive Group, Inc. (NYSE:
ABG), one of the largest automotive retail and service companies in the U.S., today reported record financial results for the third quarter and nine months ended September 30, 2002.

Net income from continuing operations for the quarter, excluding certain costs associated with the Company's Price 1 pilot program and a one-time expense for auditing services (required when a predecessor auditor has ceased operations as discussed below), was $16.9 million, or $0.50 per diluted share. Reported net income from continuing operations, including those expenses, was $14.9 million, or $0.44 per share. Asbury's quarterly net income totals for 2002 are not comparable with those from 2001 due to Asbury's conversion from a partnership to a "C" corporation in conjunction with the Company's initial public offering earlier this year. Income from continuing operations before taxes, minority interest, goodwill amortization (a year ago), and the items mentioned above increased $7.6 million, or 37.2% from last year's third quarter.

"Asbury's core businesses performed very well in the third quarter," said Kenneth B. Gilman, president and CEO. "Our strong sales and profitability through these challenging economic times underscore the fundamental stability and growth potential of our automotive retailing and services business model. Once again this quarter, total new and used vehicle unit volume, sales and gross profits all increased. We also continued to experience steady growth in our finance and insurance business, as well as our parts and service operations - two of our consistent and key long-term profit drivers.

"Strategically," Mr. Gilman continued, "we achieved an important milestone during the quarter with our agreement to acquire the Bob Baker Auto Group. The Bob Baker Group holds a clear leadership position in one of the nation's largest and most rapidly growing auto retailing markets, and is run by one of the most respected professionals in the industry. More importantly, this acquisition will provide a key foothold for future tuck-in acquisitions in the attractive Southern California market.

 "Additionally, during the quarter, we continued to refine the approach we are taking in our Price 1 pilot program. We have gained a better understanding of our target customer, which has allowed us to adjust our inventory mix at the appropriate price points. We continue to believe the upside potential of Price 1 offers an attractive risk/reward trade-off versus the relatively modest net costs we are currently incurring, which totaled $0.04 per share in the third quarter."

Financial highlights for the quarter included:

     o The Company's total revenues were $1.2 billion, up 12.8% from a year ago. On a same-store basis, total retail revenues were up 6.8%.

o Same-store retail gross profit, the Company's preferred productivity metric, increased 6.6%. o New vehicle retail sales rose 13.2%, and new vehicle retail gross profit increased 8.5%. On a same-store basis, new vehicle sales increased 9.6%.

     o Used vehicle retail sales were up 7.9%, with related gross profit rising 13.0%. On a same-store basis, used vehicle sales decreased 0.2%.

     o Parts and service revenues increased 6.5%, with related gross profit increasing 8.4%. On a same-store basis, parts and service revenue increased 3.1%, while gross profit rose 4.8%.

     o Net finance and insurance (F&I) income was up 18.7% from a year ago, while F&I per vehicle retailed rose 11.2% to $793.

     o During the quarter, the Company sold 27,040 new retail units and 15,923 used retail units as compared to 24,702 and 15,527 a year ago, respectively.

     o Total non-floor plan interest expense declined 4.7% from a year ago, reflecting lower average borrowings during the current quarter.

     o Income from continuing operations before taxes, minority interest, costs associated with Price 1 and the one-time expense for auditing services was $28.1 million, a 37.2% increase from a year ago (after adjusting for the elimination of goodwill amortization). Income from continuing operations after these charges was $24.7 million, a 20.7% increase from a year ago (after adjusting for the elimination of goodwill amortization).

     o During the three months ended September 30, 2002, the Company used its recently developed cash management system to reduce senior secured debt by $30 million, thereby helping to reduce its long-term debt to total capitalization percentage to 51.5%, from 53.9% last quarter.

During the month of August, the Auditing Standards Board ("ASB") issued a draft interpretation of Statement of Auditing Standards No. 79, to give guidance when opining on companies whose previously issued financial statements were audited by auditors whose firm has ceased to exist. In this interpretation, the ASB details five conditions that would cause a company's previously issued financial statements to be re-audited. One of those conditions is the reporting of discontinued operations. As a result of this interpretation, the recent dissolution of Arthur Andersen L.L.P, and the fact that the Company adopted SFAS 144, reporting discontinued operations in 2002, the Company has decided to engage our current auditors, Deloitte & Touche L.L.P, to re-audit fiscal years 2001 and 2000. Consequently, the Company has accrued $1.0 million in audit fees (included in SG&A), or $0.02 per share, during this quarter. The Company does not anticipate any prior year restatements.

The Company's pro-forma net income from continuing operations for the nine months ending September 30, 2002 excludes a non-recurring deferred income tax provision required by SFAS 109 related to Asbury's change in tax status from a limited liability company to a "C" corporation, and assumes that the Company was a "C" corporation for the entire period. The Company's pro-forma net income from continuing operations for this period was $44.1 million, or $1.30 per share, excluding Price 1 and the re-audit fees.

On a GAAP basis, without giving effect to these adjustments, income from continuing operations before taxes, minority interest and extraordinary loss was $66.8 million, up 42.4 percent from the same period last year after adjusting for goodwill amortization. Related net income for the first nine months of 2002 was $32.6 million, or $0.99 per share.

The Company has updated its estimated earnings per share guidance for Fiscal 2002 as follows:


                                                Prior        Current
                                               Guidance     Guidance
                                               --------     --------

          Earnings from core operations          $1.65        $1.66
          Loss from Price 1                      (0.07)       (0.14)
          Non-recurring audit service fee         -           (0.02)
                                               ---------    ----------
               2002 Pro forma GAAP guidance:     $1.58        $1.50


Mr. Gilman stated, "Looking forward to 2003, we are in the midst of our planning and budgeting cycle and would anticipate announcing earnings guidance for 2003 when our year-end 2002 results are released. However, on a preliminary basis, I would like to share with you the earnings goal we have set internally for 2003. These early thoughts should not be interpreted as `guidance' in the conventional sense but simply a view into our internal planning process. The purpose of establishing and publicly announcing our earnings goal at this time is to demonstrate to investors both the clarity of our business model and Asbury's plans to grow the business in a consistent, quality manner. Our intention is to disclose, on a regular basis during 2003, operational results and other data so that investors can measure and assess Asbury's progress in achieving our goals for the year."

The Company has based its planning around a range of estimates for national new light vehicle sales and has not considered, for these goal setting purposes, the possible impact on results of operations of dramatic changes in the economic environment or other factors such as war or significant oil price and interest rate increases. The Company has established its earnings goals for 2003 as follows:

     o Earnings per share goal for 2003 of $1.80-$1.90 built upon the earnings guidance for 2002 of $1.50, as defined above.

     o New light vehicle sales for 2003 in the range of 16.5 to 15.0 million, or an estimated 2% to 10% decrease from 2002 levels.

     o Organic income growth, including parts and service revenue and F&I income, of 4% to 8%, generating $0.04 to $0.08 per share.

     o Successful completion of the Bob Baker platform acquisition and other previously announced tuck-in acquisitions, adding $0.12 to $0.17 per share.

     o Platform and tuck-in acquisition related synergies of $0.01 to $0.03 per share.

     o The anticipated execution of a $15 million share repurchase program, which should add $0.05 to $0.08 per share.

     o    Price 1 improvement of $0.05 to $0.07 per share.

     o The exclusion of nonrecurring IPO expenses and audit related costs of $0.04 per share in 2002.

Mr. Gilman concluded, "Since the Company's IPO seven months ago, Asbury has delivered on all of its key objectives. With a franchise mix weighted towards growing luxury and import brands in demographically attractive locations, we are well-positioned to be one of the winners as the automotive retailing industry continues to grow and consolidate in the years ahead. At the same time, with our diverse income streams, we have the flexibility to weather adversity and deliver strong cash flows over a wide variety of economic conditions, as we have consistently demonstrated."



About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in Stamford, Connecticut, is one of the largest automobile retailers in the U.S., with 2001 revenues of $4.3 billion. Built through a combination of organic growth and a series of strategic acquisitions over the past six years, Asbury now operates through nine geographically concentrated, individually branded "platforms." These platforms operate 90 retail auto stores, encompassing 128 franchises for the sale and servicing of 36 different brands of American, European and Asian automobiles. Asbury believes that its product mix includes one of the highest proportions of luxury and mid-line import brands among leading U.S. automotive public retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans and projections regarding the Company's financial position, results of operations, market position, product development and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers, risks associated with the company's substantial indebtedness, risks related to pending and potential future acquisitions, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's registration statement on Form S-1 and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
SELECTED DATA
(dollars in thousands except per unit data)
(unaudited)


                          GAAP Results for the       Same Store Results for    GAAP Results for the       Same Store Results for
                          Three Months Ended         the Three Months Ended    Nine Months Ended          the Nine Months Ended
                          September 30,              September 30,             September 30,              September 30,
                          ----------------------------------------------------------------------------------------------------------
                               2002         2001         2002         2001         2002          2001          2002          2001
                          -----------   ----------   ----------   ----------   ----------    ----------    ----------    -----------
RETAIL UNITS:
   New                        27,040       24,702       26,207       24,606       73,951        69,614        69,935        69,208
   Used                       15,923       15,527       14,674       15,491       45,899        44,357        41,769        44,141
                          -----------   ----------   ----------   ----------   ----------    ----------    ----------    -----------
        Total                 42,963       40,229       40,881       40,097      119,850       113,971       111,704       113,349

REVENUE:
   New retail                718,462      634,838      693,986      632,917    1,994,610     1,804,300     1,878,818     1,795,948
   Used retail               243,502      225,588      224,719      225,177      696,957       650,067       633,539       646,967
   Parts, service and
   collision repair          130,310      122,414      125,513      121,758      379,669       354,625       359,422       352,729
   Finance and insurance,
   net                        34,051       28,676       32,647       28,624       89,427        76,995        84,907        76,637
   Fleet                      10,827        5,052       10,096        7,398       32,970        24,867        23,717        27,213
   Wholesale                  76,975       60,041       69,282       59,903      213,947       186,738       194,732       185,931
                          -----------   ----------   ----------   ----------   ----------    ----------    ----------    -----------
         Total             1,214,127    1,076,609    1,156,243    1,075,777    3,407,580     3,097,592     3,175,135     3,085,425

GROSS PROFIT
   New retail                 50,654       46,598       48,902       46,472      147,039       129,398       138,609       128,939
   Used retail                29,800       26,368       27,929       26,316       84,327        75,865        77,733        75,536
   Parts, Service and
   collision repair           67,863       62,620       65,179       62,216      199,446       182,754       186,710       181,916
   Finance and Insurance,
   net                        34,051       28,676       32,647       28,624       89,427        76,995        84,907        76,637
   Fleet                         374          498          373          498          994         1,690           788         1,690
   Wholesale                  (2,119)        (973)      (1,756)        (955)      (2,426)       (2,177)       (1,787)       (2,075)
   Floor Plan Interest
   Credit                      6,473        6,031        6,262        6,019       17,892        17,471        16,711        17,402
                          -----------   ----------   ----------   ----------   ----------    ----------    ----------    -----------
         Total               187,096      169,818      179,536      169,190      536,699       481,996       503,671       480,045

GROSS MARGIN %:
   New retail                    8.0%         8.3%         7.9%         8.3%         8.3%          8.1%          8.3%          8.1%
   Used retail                  12.2%        11.7%        12.4%        11.7%        12.1%         11.7%         12.3%         11.7%
   Parts, service and           52.1%        51.2%        51.9%        51.1%        52.5%         51.5%         51.9%         51.6%
   collision repair
   Finance and insurance, net  100.0%       100.0%       100.0%       100.0%       100.0%        100.0%        100.0%        100.0%
         Total                  15.4%        15.8%        15.5%        15.7%        15.8%         15.6%         15.9%         15.6%

GROSS PROFIT PER UNIT:
   New retail                  2,113        2,131        2,105        2,133        2,230         2,110         2,221         2,115
   Used retail                 1,872        1,698        1,903        1,699        1,837         1,710         1,861         1,711
         Weighted average      2,023        1,964        2,033        1,965        2,080         1,954         2,086         1,957

F&I PVR                         $793         $713         $799         $714         $746          $676          $760          $676

EBITDA (a)                    40,566       36,478       41,112       37,062      113,095        95,897       110,654        97,850
EBITDA %                         3.3%         3.4%         3.6%         3.4%         3.3%          3.1%          3.5%          3.2%

OPERATING INCOME %               3.2%         3.1%                                   3.2%          3.0%

CAPITAL EXPENDITURES          14,479       11,603                                 38,102        38,751
FREE CASH FLOW (b)            21,429        2,916                                 31,779        34,707


                              September 30, 2002     December 31, 2001
                              ------------------     -----------------
CAPITALIZATION:
   Long-term debt
   (including current
   portion)                         457,275              528,337
   Stockholders'/members'
   equity                           430,939              347,907
                              ------------------     -----------------
         Total                      888,214              876,244

(a) EBITDA is defined as earnings before income taxes, minority interest, extraordinary loss, discontinued operations, other interest expense, depreciation and amortization and net losses from unconsolidated affiliates.
(b) Free cash flow is defined as net cash provided by operating activities less capital expenditures.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

                                                             For the Three Months            For the Nine Months
                                                                     Ended                         Ended
                                                            -----------------------  -------------------------------------
                                                                                      September    September    September
                                                            September    September     30, 2002      30, 2002     30, 2001
                                                            30, 2002     30, 2001    Pro Forma(a)   Actual(b)     Actual
                                                            -----------  ----------  ----------- ----------- -------------
REVENUES:
    New vehicle                                              $ 729,289   $ 639,890   $2,027,580  $2,027,580  $1,829,167
    Used vehicle                                               320,477     285,629      910,904     910,904      836,805
    Parts, service and collision repair                        130,310     122,414      379,669     379,669      354,625
    Finance and insurance, net                                  34,051      28,676       89,427      89,427       76,995
                                                            -----------  ----------  ----------- ----------- -------------
        Total revenues                                       1,214,127   1,076,609    3,407,580   3,407,580    3,097,592

COST OF SALES
    New vehicle                                                671,788     586,763    1,861,655   1,861,655    1,680,608
    Used vehicle                                               292,796     260,234      829,003     829,003      763,117
    Parts, service and collision repair                         62,447      59,794      180,223     180,223      171,871
                                                            -----------  ----------  ----------- ----------- -------------
        Total cost of sales                                  1,027,031     906,791    2,870,881   2,870,881    2,615,596
                                                            -----------  ----------  ----------- ----------- -------------
GROSS PROFIT                                                   187,096     169,818      536,699     536,699      481,996

OPERATING EXPENSES:
    Selling, general and administrative                        142,595     128,182      411,144     411,144      366,443
    Depreciation and amortization                                5,732       7,869       17,498      17,498       22,492
                                                            -----------  ----------  ----------- ----------- -------------
        Income from operations                                  38,769      33,767      108,057     108,057       93,061

OTHER INCOME (EXPENSE):
    Floor plan interest expense                                 (4,399)     (6,013)     (13,155)    (13,155)     (22,121)
    Other interest expense                                     (10,104)    (10,602)     (28,838)    (28,838)     (34,031)
    Interest income                                                283         443          945         945        2,208
    Net losses from unconsolidated entities                          -           -         (100)       (100)      (1,000)
    Other income (expense)                                         182         412         (155)       (155)       1,257
                                                            -----------  ----------  ----------- ----------- -------------
        Total other expense, net                               (14,038)    (15,760)     (41,303)    (41,303)     (53,687)
                                                            -----------  ----------  ----------- ----------- -------------
        Income before income taxes, minority interest,
           extraordinary loss and discontinued operations       24,731      18,007       66,754      66,754       39,374

INCOME TAX PROVISION:
    Income tax expense                                           9,843       1,437       26,568      21,183        4,184
    Tax adjustment upon conversion from an L.L.C.
      to a corporation                                               -           -            -      11,553            -

MINORITY INTEREST                                                    -         328            -           -          829
                                                            -----------  ----------  ----------- ----------- -------------
      Income before extraordinary loss and discontinued
      operations                                                14,888      16,242       40,186      34,018       34,361

EXTRAORDINARY LOSS ON  EARLY EXTINGUISHMENT OF DEBT                  -           -            -           -       (1,433)
                                                            -----------  ----------  ----------- ----------- -------------
DISCONTINUED OPERATIONS, net of tax                               (244)        (54)           -      (1,432)         930
        Net income                                            $ 14,644    $ 16,188     $ 40,186    $ 32,586     $ 33,858
                                                            ===========  ==========  =========== =========== =============
EARNINGS PER COMMON SHARE:
    Basic and Diluted
        Income from continuing operations                       $ 0.44                   $ 1.18      $ 1.04
                                                            ===========              =========== ===========
        Net income                                              $ 0.43                   $ 1.18      $ 0.99
                                                            ===========              =========== ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
    Basic                                                       34,000                   34,000      32,813
                                                            ===========              =========== ===========
    Diluted                                                     34,001                   34,021      32,834
                                                            ===========              =========== ===========

(a) Pro forma column includes a tax provision as if the Company were a "C" corporation for the entire year as well as assumes that all shares were outstanding for the full year. This column excludes a one-time charge to establish a net deferred tax liability upon the Company's conversion to a "C" corporation as required by SFAS 109.

(b) Reconciliation of GAAP net income to pro forma net income:
       GAAP net income                                              $ 32,586
       Tax adjustment upon conversion from
       an L.L.C. to a corporation                                     11,553
       Pro forma income tax charge                                    (5,385)(c)
       Discontinued operations                                         1,432
                                                                    ---------
       Pro forma net income                                           40,186
                                                                    =========

(c) Represents the pro forma tax charge for the time period during the year that the company was an L.L.C.

ASBURY AUTOMOTIVE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands except per share data)

         ASSETS                            September 30,      December 31,
                                               2002               2001
                                        ----------------   -----------------
                                           (unaudited)
CURRENT ASSETS:
    Cash and cash equivalents           $        51,640    $         60,506
    Contracts-in-transit                         80,603              93,044
    Accounts receivable, net                     94,472              81,347
    Inventories                                 498,445             496,054
    Prepaid and other current assets             39,473              26,663
                                        ----------------   -----------------
          Total current assets                  764,633             757,614

PROPERTY AND EQUIPMENT, net                     273,350             256,402
GOODWILL, net                                   399,198             392,856
OTHER ASSETS                                     66,692              58,141
                                        ----------------   -----------------
          Total assets                  $     1,503,873    $      1,465,013
                                        ================   =================

                       LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY

CURRENT LIABILITIES:
    Floor plan notes payable            $       426,754           $ 451,375
    Short-term debt                              10,167              10,000
    Current maturities of long-term
    debt                                         43,264              35,789
    Accounts payable and accrued
    liabilities                                 128,901             112,833
                                        ----------------   -----------------
          Total current liabilities             609,086             609,997

LONG-TERM DEBT                                  414,011             492,548
OTHER LIABILITIES                                49,837              14,561

STOCKHOLDERS'/MEMBERS' EQUITY                   430,939             347,907
                                        ----------------   -----------------

          Total liabilities and
          stockholders'/members' equity $     1,503,873    $      1,465,013
                                        ================   =================